Exhibit 99.01

KANA Software Reports Fiscal Year and Fourth Quarter 2008

Financial Results

Year-over-Year Revenue Increases 7.3% for Full Fiscal Year

Menlo Park, CA, March 25, 2009 – KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service solutions, today announced financial results for the fiscal year and fourth quarter ended December 31, 2008.

Company Highlights:

¡	KANA’s total revenues for Fiscal 2008 were $65.2 million, a 7.3% increase from $60.8 million in Fiscal 2007. The company’s revenues in the fourth quarter of 2008 were $13.6 million, compared to $17.5 million in the same period in 2007.

¡	License revenue for Fiscal 2008 was $17.7 million, as compared to $18.1 million in the previous year. License revenue for the fourth quarter of 2008 was $2.7 million, compared to $5.2 million in the fourth quarter of 2007.

¡	Services revenue for Fiscal 2008 was $47.5 million, compared to $42.7 million in Fiscal 2007. Services revenue for the fourth quarter of 2008 was $10.9 million, compared to $12.4 million for the fourth quarter of 2007.

¡	Non-GAAP operating income was $55,000 for fiscal 2008 compared to a loss of $3.4 million in 2007.

¡	KANA generated $1.8 million in net cash from operating activities in the fourth quarter of 2008.

¡	Customers making new and follow-on purchases of KANA solutions in Fiscal 2008 included Aegon, Aetna, Best Buy, Best Western International, Com Hem, General Motors, PNC Bank, Sprint, Verizon and Yahoo.

¡	KANA remains on schedule on this year’s plan with IBM to jointly market, sell and support Service Oriented Architecture (SOA)-based customer service solutions in the second half of 2009.

¡	KANA received numerous product and innovation awards in 2008, and was named a leader in its category by Forrester Research. The “Leader” designation was the result of Forrester’s comprehensive evaluation of 10 Interaction-Centric Customer Service Software vendors, each of which were assessed on over 160 criteria.

¡	Additional awards to KANA in 2008 came from CRM Magazine, KMWorld Magazine and Customer Interaction Solutions® magazine.

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $3.7 million, or $0.09 per share for Fiscal 2008, compared to a loss of $8.0 million or $0.22 per share for Fiscal 2007. For the fourth quarter of 2008, KANA reported a GAAP net loss of $2.6 million, or $0.06 per share, versus GAAP net income of $539,000, or $0.01 per share, for the quarter ended December 31, 2007.

“The global economic downturn had an impact on KANA in 2008, just as it did on virtually every other company,” said Michael Fields, KANA’s chief executive officer. “The sudden severity of the macroeconomic decline in the Fourth Quarter caused us to miss achieving our quantitative goals. KANA’s core business remains very sound, and we intend to continue to achieve non-GAAP operating income in 2009, in spite of the macro environment.”

Notwithstanding the current economic conditions, Mr. Fields noted that the number of seven-figure sales KANA is working on continues to grow. The state of the economy has caused large enterprises to put more emphasis on multi-channel customer service and customer retention, enabling KANA to convert this heightened interest into revenue-generating opportunities, Mr. Fields said.

Investor Conference Call Information

KANA will host a conference call to discuss the results today at 1:30 p.m. PT (4:30 p.m. ET) . Investors are invited to listen to the call by dialing (617) 224-4326 and entering passcode #80895380. The conference call will also be broadcast from KANA’s website at www.kana.com. A digital recording will be provided by telephone two hours after the completion of the conference call, through midnight on March 27, 2009. To access the replay, please dial (617) 801-6888 and enter passcode #28819149. The replay will also be available on the Company’s website for one year.

About KANA Software, Inc.

KANA Software, Inc. is a world leader in multi-channel customer service solutions. KANA’s solutions allow companies to deliver consistent service across all channels, including email, chat, call centers and Web self-service, giving their customers the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20 percent. KANA’s award-winning solutions are proven in more than hundreds of companies worldwide, including approximately half of the Fortune 50. For more information visit www.KANA.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the attached table, which exclude certain expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which will likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about anticipated growth, profitability, expansion of the relationship with IBM, demand for KANA’s software, and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on multi-channel customer service and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
License fees	$2,740	$5,151	$17,745	$18,071
Services	10,887	12,375	47,474	42,723

Total revenues	13,627	17,526	65,219	60,794

Costs and expenses:
Cost of license fees	222	297	1,012	1,239
Cost of services	4,241	5,015	19,675	16,004
Amortization of acquired intangible assets	125	124	500	288
Sales and marketing	5,733	5,965	22,299	25,261
Research and development	3,650	2,782	13,818	12,650
General and administrative	2,139	2,643	10,572	11,900
Restructuring costs	—	—	582	567

Total costs and expenses	16,110	16,826	68,458	67,909

Income (loss) from operations	(2,483)	700	(3,239)	(7,115)

Interest and other income (expense), net	(153)	(127)	(411)	(739)

Income (loss) before income tax expense	(2,636)	573	(3,650)	(7,854)

Income tax benefit (expense)	84	(34)	(5)	(167)

Net income (loss)	$(2,552)	$539	$(3,655)	$(8,021)

Basic net income (loss) per share	$(0.06)	$0.01	$(0.09)	$(0.22)

Shares used in computing basic net income (loss) per share	41,213	38,876	41,212	37,085

Diluted net income (loss) per share	$(0.06)	$0.01	$(0.09)	$(0.22)

Shares used in computing diluted net income (loss) per share	41,213	39,967	41,212	37,085

Stock-based compensation included in the expense line items:

Cost of services	$69	$110	$325	$336
Sales and marketing	152	211	652	869
Research and development	71	98	331	359
General and administrative	237	210	904	1,309

	$529	$629	$2,212	$2,873

Reconciliation of GAAP net loss to non-GAAP net income (loss):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income (loss), GAAP	$(2,552)	$539	$(3,655)	$(8,021)
Non-GAAP adjustments:
Stock-based compensation	529	629	2,212	2,873
Restructuring	—	—	582	567
Amortization of acquired intangible assets	125	124	500	288

Net income (loss), non-GAAP	$(1,898)	$1,292	$(361)	$(4,293)

Net income (loss) per share, non-GAAP
Basic	$(0.05)	$0.03	$(0.01)	$(0.12)

Diluted	$(0.05)	$0.03	$(0.01)	$(0.12)

Shares used in per share calculation
Basic	41,213	38,876	41,212	37,085

Diluted	41,213	39,967	41,212	37,085

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2008	December 31, 2007
Assets

Cash and cash equivalents	$6,988	$4,306
Accounts receivable, net	7,556	10,247
Other current assets	2,030	2,391

Total current assets	16,574	16,944

Restricted cash, long-term	751	771
Property and equipment, net	1,923	2,292
Goodwill	12,415	12,500
Acquired intangible assets, net	1,726	2,226
Other assets	428	667

Total Assets	$33,817	$35,400

Liabilities and Stockholders’ Equity

Line of credit	$6,000	$1,177
Notes payable, current portion	961	1,873
Accounts payable	3,618	2,943
Accrued liabilities	5,084	5,486
Accrued restructuring	946	1,261
Deferred revenue	12,946	15,825

Total current liabilities	29,555	28,565

Deferred revenue, long-term	86	297
Accrued restructuring, long-term	234	1,491
Notes payable, long-term	873	110
Other long-term liabilities	479	531

Total liabilities	31,227	30,994

Total stockholders’ equity	2,590	4,406

Total Liabilities and Stockholders’ Equity	$33,817	$35,400

Kana Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
OPERATING ACTIVITIES
Net income (loss)	$(2,552)	$539	$(3,655)	$(8,021)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	348	267	1,275	1,015
Loss on the disposal of property and equipment		9		9
Amortization of acquired intangible assets	125	124	500	288
Employee and non-employee stock-based compensation	529	629	2,212	2,873
Provision for doubtful accounts	807	8	814	49
Non-cash interest accretion	18	48	118	201
Restructuring costs	—	—	302	327

Changes in operating assets and liabilities:
Accounts receivable	4,071	(408)	1,701	(479)
Prepaid expenses and other assets	(41)	1,712	600	1,940
Accounts payable and accrued liabilities	(626)	(501)	188	(2,219)
Accrued restructuring	(691)	(2,238)	(1,610)	(3,741)
Deferred revenue	(160)	13	(2,863)	(675)

Net cash provided by (used in) operating activities	1,828	202	(418)	(8,433)

INVESTING ACTIVITIES
Purchases of property & equipment	(10)	(552)	(1,169)	(1,951)
Acquisition, net of cash acquired	—	(156)	85	(918)
Restricted cash	10	88	20	74

Net cash used in investing activities	—	(620)	(1,064)	(2,795)

FINANCING ACTIVITIES
Net borrowings (repayments) under line of credit	4,000	(5,299)	6,885	639
Borrowings under notes payable	160	290	160	361
Repayments under notes payable	(263)	(614)	(2,425)	(1,454)
Proceeds from issuance of Common stock	—	9,106	—	10,392

Net cash provided by financing activities	3,897	3,483	4,620	9,938

Effect of exchange rate changes on cash	(352)	(200)	(456)	(123)

Net increase (decrease) in cash and cash equivalents	5,373	2,865	2,682	(1,413)

Cash and cash equivalents at beginning of period	1,615	1,441	4,306	5,719

Cash and cash equivalents at end of period	$6,988	$4,306	$6,988	$4,306

Contact:

Investors –

KANA Software

650-614-8160

InvestorRelations@KANA.com

Press/Media –

New Venture Communications for KANA

Ted Rossman, 914-432-7083

trossman@newventurecom.com

Lauren Dresnick, 650-343-2735

ldresnick@newventurecom.com